Exhibit 10.5

November 16, 2006

Mr. Peter S. Fortune

39A St. Peters Avenue

Caversham Reading RG4 7DH

United Kingdom

Dear Pete:

Reference is made to your Executive Retention Agreement with Bottomline Technologies (de), Inc. (the “Company”) dated as of October 10, 2005 (the “Agreement”). In all respects, the Agreement shall remain in full force and effect, provided, however, that:

1.	It is agreed and acknowledged that your current titles for purposes of the Agreement are President Bottomline Europe, Chief Marketing Officer and Chief Operating Officer.

2.	It is further agreed that your current base salary is £161,700 and your current bonus opportunity is $280,000. Further salary, bonus and equity incentive adjustments may be made from time to time in accordance with the terms of the Agreement.

3.	It is further agreed that the reference to payment of an amount equal to the Employee’s “then annual base salary” in Section 4.3(b) is hereby amended to read “then annual base salary and bonus”.

By execution of this letter, you hereby agree to the foregoing amendment of the Agreement, and reaffirm your obligations under the Agreement.

Very truly yours,

Bottomline Technologies (de), Inc.

By:	/s/ JOSEPH LEO BARRY
Joseph Leo Barry
Chairman, Compensation Committee

Acknowledged and Agreed:

/s/ PETER S. FORTUNE
Peter S. Fortune